PRICING SUPPLEMENT

Dated April 28, 2026

Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-282565

(To Prospectus dated November 8, 2024,

Prospectus Supplement dated November 8, 2024,

Underlier Supplement dated November 8, 2024 and Product Supplement dated November 8, 2024)

The Bank of Nova Scotia $13,083,060 Trigger Autocallable GEARS
Linked to an Unequally Weighted Basket of Equity Indices due April 30, 2031

Investment Description

The Bank of Nova Scotia Trigger Autocallable GEARS (the “Securities”) are senior unsecured debt securities issued by The Bank of Nova Scotia (“BNS” or the “issuer”) linked to an unequally weighted basket (the “underlying basket”) consisting of the following 5 equity indices (each, a “basket asset”, together the “basket assets”), with its basket weighting in parenthesis: EURO STOXX 50® Index (40.00%), Nikkei 225 Index (25.00%), FTSE® 100 Index (17.50%), Swiss Market Index (10.00%) and S&P/ASX 200 Index (7.50%). BNS will automatically call the Securities (an “automatic call”) if the closing level of the underlying basket (the “basket closing level”) on the observation date is equal to or greater than the autocall barrier. If the Securities are subject to an automatic call, BNS will pay you a cash payment per Security on the call settlement date equal to the “call price”, which is the principal amount plus a call return based on the call return rate, and no further payments will be owed to you under the Securities. If the Securities are not subject to an automatic call, the amount you receive at maturity will be based on the direction and percentage change in the level of the underlying basket from the initial basket level to the final basket level (the “basket return”) and whether the basket closing level on the final valuation date (the “final basket level”) is less than the downside threshold. If the Securities are not subject to an automatic call and the basket return is positive, BNS will pay you a cash payment per Security at maturity equal to the principal amount plus a percentage return equal to the basket return multiplied by the upside gearing. If the Securities are not subject to an automatic call, the basket return is zero or negative and the final basket level is equal to or greater than the downside threshold, BNS will pay you a cash payment per Security at maturity equal to the principal amount. If, however, the Securities are not subject to an automatic call, the basket return is negative and the final basket level is less than the downside threshold, BNS will pay you a cash payment per Security at maturity that is less than the principal amount, if anything, resulting in a percentage loss on your principal amount equal to the basket return and, in extreme situations, you could lose your entire investment in the Securities. Investing in the Securities involves significant risks. The Securities do not pay interest. You may lose a significant portion or all of your investment in the Securities. The contingent repayment of principal applies only if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of BNS. If BNS were to default on its payment obligations you may not receive any amounts owed to you under the Securities and you could lose your entire investment in the Securities.

Features

 Automatic Call Feature: BNS will automatically call the Securities if the basket closing level on the observation date is equal to or greater than the autocall barrier, which is equal to the initial basket level. If the Securities are subject to an automatic call, BNS will pay you a cash payment per Security on the call settlement date equal to the call price. Following an automatic call, no further payments will be owed to you under the Securities.

 Enhanced Exposure to Positive Basket Return: If the Securities are not subject to an automatic call, at maturity, the Securities provide exposure to any positive basket return multiplied by the upside gearing.

 Contingent Repayment of Principal at Maturity with Potential for Full Downside Market Exposure: If the Securities are not subject to an automatic call, the basket return is zero or negative and the final basket level is equal to or greater than the downside threshold, BNS will pay you a cash payment per Security at maturity equal to the principal amount. If, however, the Securities are not subject to an automatic call, the basket return is negative and the final basket level is less than the downside threshold, BNS will pay you a cash payment per Security at maturity that is less than the principal amount, if anything, resulting in a percentage loss on your principal amount equal to the basket return and, in extreme situations, you could lose your entire investment in the Securities. The contingent repayment of principal applies only if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of BNS.

Key Dates

Trade Date* April 28, 2026

Settlement Date* April 30, 2026

Observation Date** May 5, 2027

Final Valuation Date** April 28, 2031

Maturity Date** April 30, 2031

* We expect to deliver the Securities against payment on the second business day following the trade date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day (T+1), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Securities in the secondary market on any date prior to one business day before delivery of the Securities will be required, by virtue of the fact that each Security initially will settle in two business days (T+2), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.

** Subject to postponement in the event of a market disruption event, as described under “Additional Terms of the Securities” herein.

Notice to investors: the Securities are significantly riskier than conventional debt instruments. The issuer is not necessarily obligated to repay the principal amount of the Securities at maturity, and the Securities may have the same downside market risk as that of a hypothetical investment in the underlying basket. This market risk is in addition to the credit risk inherent in purchasing a debt obligation of BNS. You should not purchase the Securities if you do not understand or are not comfortable with the significant risks involved in investing in the Securities.

You should carefully consider the risks described under “Key Risks” beginning on page P-4 herein and under “Additional Risk Factors Specific to the Notes” beginning on page PS-6 of the accompanying product supplement and “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement and on page 8 of the accompanying prospectus. Events relating to any of those risks, or other risks and uncertainties, could adversely affect the market value of, and the return on, your Securities. You may lose a significant portion or all of your investment in the Securities. The Securities will not be listed or displayed on any securities exchange or any electronic communications network.

Security Offering

Information about the underlying basket and the basket assets is specified under “Final Terms — Underlying Basket” herein and described in more detail under “Information About the Underlying Basket and the Basket Assets” herein. The Securities are offered at a minimum investment of $1,000, or 100 Securities at $10 per Security, and integral multiples of $10 in excess thereof.

Underlying Basket	Basket Weighting	Initial Basket Level	Call Return Rate	Autocall Barrier	Upside Gearing	Downside Threshold	CUSIP	ISIN
An Unequally Weighted Basket of 5 Equity Indices (see page P-2 for further details)	Unequally Weighted (see page P-2 for further details)	100.00	14.00%	100.00, which is 100.00% of the Initial Basket Level	1.75	75.00, which is 75.00% of the Initial Basket Level	06419N622	US06419N6224

The initial estimated value of your Securities at the time the terms of your Securities were set on the trade date was $9.582 per principal amount, which is less than the issue price to public listed below. See “Additional Information Regarding Estimated Value of the Securities” herein and “Key Risks — Risks Relating to Estimated Value and Liquidity” beginning on page P-4 of this document for additional information. The actual value of your Securities at any time will reflect many factors and cannot be predicted with accuracy.

See “Additional Information About BNS and the Securities” on page P-ii. The Securities will have the terms set forth in the accompanying product supplement dated November 8, 2024, underlier supplement dated November 8, 2024, prospectus supplement dated November 8, 2024, prospectus dated November 8, 2024 and this document.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Securities or passed upon the adequacy or accuracy of this document, the accompanying product supplement, underlier supplement, prospectus supplement or prospectus. Any representation to the contrary is a criminal offense.

The Securities are not insured by the Canada Deposit Insurance Corporation (the “CDIC”) pursuant to the Canada Deposit Insurance Corporation Act (the “CDIC Act”) or the U.S. Federal Deposit Insurance Corporation or any other government agency of Canada, the U.S. or any other jurisdiction. The Securities are not bail-inable debt securities under the CDIC Act.

Offering of Securities	Issue Price to Public		Underwriting Discount(1)(2)		Proceeds to The Bank of Nova Scotia(1)(2)
	Total	Per Security	Total	Per Security	Total	Per Security
Securities linked to an Unequally Weighted Basket of Equity Indices	$13,083,060.00	$10.00	$327,076.50	$0.25	$12,755,983.50	$9.75

(1) Scotia Capital (USA) Inc. (“SCUSA”), our affiliate, has agreed to purchase the Securities at the principal amount and, as part of the distribution of the Securities, has agreed to sell the Securities to UBS Financial Services Inc. (“UBS”) at the discount specified in the table above. See “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)” herein for additional information.

(2) UBS or one of its affiliates is to conduct hedging activities for us in connection with the Securities. These amounts exclude any profits to UBS, BNS or any of our or their respective affiliates from hedging. See “Key Risks” and “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)” herein for additional considerations relating to hedging activities.

Scotia Capital (USA) Inc. UBS Financial Services Inc.

Additional Information About BNS and the Securities

You should read this pricing supplement together with the prospectus dated November 8, 2024, as supplemented by the prospectus supplement dated November 8, 2024, the underlier supplement dated November 8, 2024 and the product supplement (Market-Linked Notes, Series A) dated November 8, 2024, relating to our Senior Note Program, Series A, of which these Securities are a part. Capitalized terms used but not defined in this pricing supplement will have the meanings given to them in the product supplement.

The Securities may vary from the terms described in the accompanying prospectus, prospectus supplement, underlier supplement and product supplement in several important ways. You should read this pricing supplement carefully, including the documents incorporated by reference herein. In the event of any conflict between this pricing supplement and any of the foregoing, the following hierarchy will govern: first, this pricing supplement; second, the accompanying product supplement; third, the accompanying underlier supplement; fourth, the accompanying prospectus supplement; and last, the accompanying prospectus. You may access these documents on the SEC website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website).

This pricing supplement, together with the documents listed below, contains the terms of the Securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Key Risks” herein, in “Additional Risk Factors Specific to the Notes” of the accompanying product supplement and in “Risk Factors” of the accompanying prospectus supplement and of the accompanying prospectus, as the Securities involve risks not associated with conventional debt securities.

We urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the Securities in light of your particular circumstances.

You may access these documents on the SEC website at www.sec.gov as follows:

♦Product Supplement (Market-Linked Notes, Series A) dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000183988224038316/bns_424b2-21309.htm

♦Underlier Supplement dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000183988224038308/bns_424b2-21314.htm

♦Prospectus Supplement dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000183988224038303/bns_424b3-21311.htm

♦Prospectus dated November 8, 2024:
http://www.sec.gov/Archives/edgar/data/9631/000119312524253771/d875135d424b3.htm

References to “BNS”, “we”, “our” and “us” refer only to The Bank of Nova Scotia and not to its consolidated subsidiaries and references to the “Trigger Autocallable GEARS” or the “Securities” refer to the Securities that are offered hereby. Also, references to the “accompanying product supplement” mean the BNS product supplement, dated November 8, 2024, references to the “accompanying underlier supplement” mean the BNS underlier supplement, dated November 8, 2024, references to the “accompanying prospectus supplement” mean the BNS prospectus supplement, dated November 8, 2024 and references to the “accompanying prospectus” mean the BNS prospectus, dated November 8, 2024.

BNS reserves the right to change the terms of, or reject any offer to purchase, the Securities prior to their issuance. In the event of any changes to the terms of the Securities, BNS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case BNS may reject your offer to purchase.

P-ii

Investor Suitability

The Securities may be suitable for you if:

♦You fully understand and are willing to accept the risks inherent in an investment in the Securities, including the risk of loss of your entire investment.

♦You can tolerate a loss of a significant portion or all of your investment in the Securities and are willing to make an investment that may have the same downside market risk as that of a hypothetical investment in the underlying basket, the basket assets or in the stocks comprising the basket assets (the “underlying constituents”).

♦You believe that the basket closing level will be equal to or greater than the autocall barrier on the observation date and/or that the final basket level will be greater than the initial basket level.

♦You are willing to invest in the Securities based on the upside gearing indicated on the cover hereof.

♦You are willing to invest in the Securities based on the autocall barrier, call return rate and downside threshold indicated on the cover hereof.

♦You understand and accept that, if the Securities are subject to an automatic call, your return will be limited to the call return.

♦You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level(s) of the underlying basket, the basket assets and the prices of the underlying constituents.

♦You do not seek current income from your investment and are willing to forgo any dividends paid on the underlying constituents.

♦You understand and are willing to accept the risks associated with the underlying basket and the basket assets.

♦You are willing to invest in Securities that may be subject to an automatic call and are otherwise willing to hold the Securities to maturity and accept that there may be little or no secondary market for the Securities.

♦You seek an investment with exposure to companies in the Eurozone, Japan, the United Kingdom, Switzerland and Australia.

♦You are willing to assume the credit risk of BNS for all payments under the Securities, and understand that if BNS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

The Securities may not be suitable for you if:

♦You do not fully understand or are not willing to accept the risks inherent in an investment in the Securities, including the risk of loss of your entire investment.

♦You require an investment designed to provide a full return of principal at maturity.

♦You cannot tolerate a loss of a significant portion or all of your investment in the Securities or are unwilling to make an investment that may have the same downside market risk as that of a hypothetical investment in the underlying basket, the basket assets or the underlying constituents.

♦You believe that the basket closing level will be less than the autocall barrier on the observation date and, if the Securities are not subject to an automatic call, that the final basket level will be equal to or less than the initial basket level and may be less than the downside threshold.

♦You are unwilling to invest in the Securities based on the upside gearing indicated on the cover hereof.

♦You are unwilling to invest in the Securities based on the autocall barrier, call return rate or downside threshold indicated on the cover hereof.

♦You are not willing to make an investment the return on which may be limited to the call return.

♦You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level(s) of the underlying basket, the basket assets or the prices of the underlying constituents.

♦You do not understand or are not willing to accept the risks associated with the underlying basket or the basket assets.

♦You seek current income from your investment or prefer to receive any dividends paid on the underlying constituents.

♦You are unable or unwilling to hold Securities that may be subject to an automatic call, you are otherwise unable or unwilling to hold the Securities to maturity or you seek an investment for which there will be an active secondary market.

♦You do not seek an investment with exposure to companies in the Eurozone, Japan, the United Kingdom, Switzerland or Australia.

♦You are not willing to assume the credit risk of BNS for all payments under the Securities, including any repayment of principal.

The investor suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should review “Information About the Underlying Basket and the Basket Assets” herein for more information on the underlying basket and the basket assets. You should also review “Key Risks” herein and the more detailed “Additional Risk Factors Specific to the Notes” in the accompanying product supplement for risks related to an investment in the Securities.

Final Terms

Issuer	The Bank of Nova Scotia
Issue	Senior Note Program, Series A
Agents	Scotia Capital (USA) Inc. (“SCUSA”) and UBS Financial Services Inc. (“UBS”)
Principal Amount	$10 per Security (subject to a minimum investment of 100 Securities)
Term	Approximately 5 years, unless subject to an automatic call.
Underlying Basket	The following table lists each basket asset and its corresponding Bloomberg ticker, basket weighting and initial asset level.
	Basket Asset	Bloomberg Ticker	Basket Weighting	Initial Asset Level(1)
	EURO STOXX 50® Index	SX5E	40.00%	5,836.10
	Nikkei 225 Index	NKY	25.00%	59,917.46
	FTSE® 100 Index	UKX	17.50%	10,332.79
	Swiss Market Index	SMI	10.00%	13,147.94
	S&P/ASX 200 Index	AS51	7.50%	8,710.674

Upside Gearing	1.75
Automatic Call Feature

BNS will automatically call the Securities if the basket closing level on the observation date is equal to or greater than the autocall barrier.

If the Securities are subject to an automatic call, BNS will pay you a cash payment per Security on the call settlement date equal to the call price. Following an automatic call, no further payments will be made on the Securities.

Call Return Rate	14.00%
Call Return & Call Price

The call price equals the principal amount per Security plus the call return. The table below reflects the call return rate of 14.00%.

Observation Date(2)

Call Settlement Date(2)

Call Return

Call Price (per Security)

May 5, 2027

May 7, 2027

14.00%

$11.40

Payment at Maturity (per Security)

If the Securities are not subject to an automatic call and the basket return is positive, BNS will pay you an amount in cash equal to:

$10 × (1 + Basket Return × Upside Gearing)

If the Securities are not subject to an automatic call, the basket return is zero or negative and the final basket level is equal to or greater than the downside threshold, BNS will pay you an amount in cash equal to:

Principal Amount of $10

If the Securities are not subject to an automatic call, the basket return is negative and the final basket level is less than the downside threshold, BNS will pay you an amount in cash that is less than your principal amount, if anything, equal to:

$10 × (1 + Basket Return)

In this scenario, you will suffer a percentage loss on your principal amount equal to the basket return and, in extreme situations, you could lose your entire investment in the Securities.

Basket Return	The quotient, expressed as a percentage, of the following formula: Final Basket Level − Initial Basket Level Initial Basket Level
Initial Basket Level	100.00
Final Basket Level	The basket closing level on the final valuation date, as determined by the calculation agent.
Basket Closing Level

As calculated on the observation date or the final valuation date, as applicable, the basket closing level will be calculated as follows:

100 × [1 + (the sum of each Basket Asset Return multiplied by its Basket Weighting)]

Basket Asset Return	With respect to each basket asset, the quotient, expressed as a percentage, of the following formula: Closing Asset Level – Initial Asset Level Initial Asset Level
Closing Asset Level

With respect to each basket asset, the closing level for such basket asset on the observation date or final valuation date, as applicable, as determined by the calculation agent and as may be adjusted as described under “Additional Terms of the Securities” herein.

Autocall Barrier	A specified level of the underlying basket, equal to a percentage of the initial basket level, as indicated on the cover hereof.
Downside Threshold	A specified level of the underlying basket that is less than the initial basket level, equal to a percentage of the initial basket level, as indicated on the cover hereof.
Business Day	As specified in the product supplement under “General Terms of the Notes — Special Calculation Provisions — Business Day”
Tax Redemption

Notwithstanding anything to the contrary in the accompanying product supplement, the provision set forth under “General Terms of the Notes — Payment of Additional Amounts” and “General Terms of the Notes — Tax Redemption” shall not apply to the Securities.

Canadian Bail-in	The Securities are not bail-inable debt securities under the CDIC Act.
Terms Incorporated

All of the terms appearing above the item under the caption “General Terms of the Notes” in the accompanying product supplement, as modified by this pricing supplement, and for purposes of the foregoing, references herein to “closing asset level”, “underlying basket”, “basket asset”, “underlying constituents”, “basket return”, “autocall barrier”, “downside threshold”, “observation date” and “call settlement date” mean “closing value”, “reference asset”, “basket component”, “reference asset constituents”, “reference asset return”, “call threshold”, “barrier value”, “valuation date” and “call payment date”, respectively, each as defined in the accompanying product supplement. In addition to those terms, the following two sentences are also so incorporated into the master note: BNS confirms that it fully understands and is able to calculate the effective annual rate of interest applicable to the Securities based on the methodology for calculating per annum rates provided for in the Securities. BNS irrevocably agrees not to plead or assert Section 4 of the Interest Act (Canada), whether by way of defense or otherwise, in any proceeding relating to the Securities.

(1) With respect to each basket asset, the closing level for such basket asset on the trade date as determined by the calculation agent and as may be adjusted as described under “Additional Terms of the Securities” herein.

(2) Subject to the market disruption event provisions set forth under “Additional Terms of the Securities” herein. If the observation date is not a trading day, such date will be the next following trading day. If the observation date is postponed, the call settlement date will be postponed such that the number of business days between the observation date and the call settlement date remain the same. If the call settlement date is not a business day, such date will be the next following business day.

Investment Timeline

Trade Date	The initial asset level of each basket asset is observed and the initial basket level and the final terms of the Securities are set.

Observation Date

The Securities will be subject to an automatic call if the basket closing level on the observation date is equal to or greater than the autocall barrier.

If the Securities are subject to an automatic call, BNS will pay you a cash payment per Security on the call settlement date equal to the call price. Following an automatic call, no further payments will be made on the Securities.

Maturity Date

The closing asset level for each basket asset is observed on the final valuation date and each basket asset return and the basket return are calculated.

If the Securities are not subject to an automatic call and the basket return is positive, BNS will pay you an amount in cash per Security equal to:

$10 × (1 + Basket Return × Upside Gearing)

If the Securities are not subject to an automatic call, the basket return is zero or negative and the final basket level is equal to or greater than the downside threshold, BNS will pay you an amount in cash per Security equal to:

Principal Amount of $10

If the Securities are not subject to an automatic call, the basket return is negative and the final basket level is less than the downside threshold, BNS will pay you an amount in cash per Security that is less than your principal amount, if anything, equal to:

$10 × (1 + Basket Return)

In this scenario, you will suffer a percentage loss on your principal amount equal to the basket return and, in extreme situations, you could lose your entire investment in the Securities.

Investing in the Securities involves significant risks. You may lose a significant portion or all of your investment in the Securities. Specifically, if the Securities are not subject to an automatic call and the final basket level is less than the downside threshold, you will lose a percentage of your principal amount equal to the basket return and, in extreme situations, you could lose all of your investment in the Securities. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of BNS. If BNS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment in the Securities.

Key Risks

An investment in the Securities involves significant risks. Investing in the Securities is not equivalent to investing in the underlying basket or in any of the basket assets. Some of the key risks that apply to the Securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the Securities under “Additional Risk Factors Specific to the Notes” of the accompanying product supplement and “Risk Factors” of the accompanying prospectus supplement and of the accompanying prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the Securities in light of your particular circumstances.

Risks Relating to Return Characteristics

♦Risk of loss at maturity — The Securities differ from ordinary debt securities in that BNS will not make periodic coupon payments and will not necessarily repay the principal amount of the Securities. BNS will pay you the principal amount of your Securities in cash at maturity only if the final basket level is equal to or greater than the downside threshold. If the Securities are not subject to an automatic call, the basket return is negative and the final basket level is less than the downside threshold, you will lose a percentage of your principal amount equal to the basket return and, in extreme situations, you could lose your entire investment in the Securities.

♦Limited return on the securities if automatically called — If the Securities are automatically called, your potential gain on the Securities will be limited to the call return, regardless of any appreciation of the underlying basket, which may be significant. In addition, because the level of the underlying basket at various times during the term of the Securities could be higher than on the observation date, you may receive a lower payment if the Securities are automatically called than you would have if you had hypothetically invested directly in the underlying basket. As a result, the return on an investment in the Securities could be less than the return on a direct investment in the underlying basket. Furthermore, if the Securities are automatically called, you will not benefit from the upside gearing that applies to the payment at maturity if the basket return is positive. Because the upside gearing does not apply to the payment upon an automatic call, the payment upon an automatic call may be significantly less than the payment at maturity for the same level of appreciation in the underlying basket. Even though you will not participate in any potential appreciation of the underlying basket if the Securities are automatically called, you may be exposed to the underlying basket’s downside market risk if the Securities are not automatically called.

♦The contingent repayment of principal applies only if you hold your Securities to an automatic call or maturity — You should be willing to hold your Securities to an automatic call or maturity. If you are able to sell your Securities prior to an automatic call or maturity in the secondary market, you may have to sell them at a loss relative to your investment in the Securities even if the then-current level of the underlying basket is equal to or greater than the autocall barrier or downside threshold, as applicable. All payments on the Securities are subject to the creditworthiness of BNS.

♦The call return applies only upon an automatic call and the upside gearing applies only at maturity — You should be willing to hold your Securities to an automatic call or to maturity. If you are able to sell your Securities prior to an automatic call or maturity in the secondary market, the price you receive will likely not reflect the full economic value of the call return or upside gearing and the percentage return you realize may be less than the call return or then-current basket return multiplied by the upside gearing, as applicable, even if such percentage return is positive. You can receive the full benefit of the Securities only if you hold your Securities to an automatic call or maturity.

♦No interest payments — BNS will not pay any interest with respect to the Securities.

♦A higher call return rate or lower downside threshold may reflect greater expected volatility of the underlying basket, and greater expected volatility generally indicates an increased risk of loss at maturity — The economic terms for the Securities, including the call return rate, upside gearing, autocall barrier and downside threshold, are based, in part, on the expected volatility of the underlying basket at the time the terms of the Securities are set. “Volatility” refers to the frequency and magnitude of changes in the level of the basket assets and therefore, the underlying basket. The greater the expected volatility of the basket assets as of the time the terms of the Securities are determined, the greater the expectation is as of that date that the basket closing level on the observation date could be less than the autocall barrier and that the final basket level could be less than the downside threshold and, as a consequence, indicates an increased risk of the Securities not being subject to an automatic call and an increased risk of loss. All things being equal, this greater expected volatility will generally be reflected in a higher call return rate than the yield payable on our conventional debt securities with a similar maturity or on otherwise comparable securities, and/or a higher upside gearing, lower autocall barrier and/or downside threshold than those terms on otherwise comparable securities. Therefore, a relatively higher call return rate may indicate an increased risk of loss. However, the basket assets’ volatility can change significantly over the term of the Securities. If actual volatility is higher than expected, you will face an even greater risk that the Securities will not be automatically called and that you may receive less than the principal amount of your Securities at maturity. You should be willing to accept the downside market risk of the underlying basket and the potential to lose a significant portion or all of your investment in the Securities.

♦Reinvestment risk — The Securities will be subject to an automatic call if the basket closing level is equal to or greater than the autocall barrier on the observation date. Because the Securities could be subject to an automatic call on the call settlement date, the term of your investment may be limited. In the event that the Securities are subject to an automatic call, there is no guarantee that you would be able to reinvest the proceeds at a comparable return and/or with a comparable call return rate for a similar level of risk. In addition, to the extent you are able to reinvest such proceeds in an investment comparable to the Securities, you may incur transaction costs such as dealer discounts and hedging costs built into the price of the new securities.

♦Owning the Securities is not the same as owning the underlying constituents — The return on your Securities may not reflect the return you would realize if you actually owned the underlying constituents. For instance, if the Securities are subject to an automatic call, the return potential of the Securities will be limited to the pre-specified call return regardless of any appreciation of the underlying basket, and you will not participate in any such appreciation from its initial basket level. In addition, you will not receive or be entitled to receive any dividend payments or other distributions paid to holders of the underlying constituents during the term of the Securities, and any such dividends or distributions will not be factored into the calculation of the payment at maturity on your Securities. In addition, as an owner of the Securities, you will not have voting rights or any other rights that a holder of the underlying constituents may have.

Risks Relating to Characteristics of the Underlying Basket and Basket Assets

♦Market risk — The return on the Securities, which may be negative, is directly linked to the performance of the underlying basket (and, therefore, the basket assets) and indirectly linked to the performance of the underlying constituents, and will depend on whether, and the extent to which, the basket return is positive or negative. The level of the basket assets (and therefore, the level of the underlying basket) can rise or fall sharply due to factors specific to the basket assets and their underlying constituents and their issuers (each, an “underlying constituent issuer”), such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market volatility and levels, interest rates and economic, political and other conditions. You, as an investor in the Securities, should conduct your own investigation into the basket assets and underlying constituents.

♦There can be no assurance that the investment view implicit in the Securities will be successful — It is impossible to predict whether and the extent to which the levels of the basket assets will rise or fall. There can be no assurance that the basket closing level will be equal to or greater than the autocall barrier on the observation date or, if the Securities are not subject to an automatic call, that the final basket level will be equal to or greater than the initial basket level or downside threshold. In addition, even if the Securities are not subject to an automatic call and the basket closing level is equal to or greater than the initial basket level, the percentage return you receive at maturity may be less than the call return you would have otherwise received if the Securities were subject to an automatic call. The performance of the underlying basket from the initial basket level to the final basket level will be influenced by complex and interrelated political, economic, financial and other factors that affect the basket assets and their underlying constituents. You should be willing to accept the risks of owning equities in general and the underlying constituents in particular, and the risk of losing a significant portion or all of your investment in the Securities.

♦The underlying basket is unequally weighted, and changes in the levels of the basket assets may offset each other — The underlying basket is unequally weighted; thus, an increase in the level of one or more basket assets may be offset by a smaller increase or a decline in the level of one or more other basket assets. As a result, the basket return could be negative and the final basket level could be less than the downside threshold even if relatively few of the basket assets experience a negative basket asset return, resulting in the loss of a significant portion or all of your investment in the Securities. Because the basket assets are not equally weighted, increases in lower weighted basket assets may be offset by even small decreases in more heavily weighted basket assets. Specifically, the performance of the EURO STOXX® 50 Index will have a significantly larger impact on the return on the Securities than the performance of any other basket asset.

♦Correlation (or lack of correlation) among the basket assets may adversely affect your return on the Securities — “Correlation” is a measure of the degree to which the returns of a pair of assets are similar to each other over a given period in terms of timing and direction. Movements in the levels of the basket assets may not correlate with each other. At a time when the level of a basket asset increases, the level of another basket asset may not increase as much, or may even decline. Therefore, in calculating the underlying basket’s performance on the observation date or final valuation date, as applicable, an increase in the level of one basket asset may be moderated, wholly offset or reversed by a lesser increase, or by a decline, in the level of another basket asset. Further, high correlation of movements in the levels of the basket assets could adversely affect your return on the Securities during periods of negative performance of the basket assets. Changes in the correlation of the basket assets may adversely affect the market value of, and return on, your Securities.

♦The Securities are subject to non-U.S. securities market risk — The underlying basket is subject to risks associated with non-U.S. securities markets, specifically the regions of the Eurozone, Japan, the United Kingdom, Switzerland and Australia. An investment in the Securities linked directly or indirectly to the value of securities issued by non-U.S. companies involves particular risks. Generally, non-U.S. securities markets may be more volatile than U.S. securities markets, and market developments may affect non-U.S. markets differently from U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Securities prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

The Securities may also be subject to regulatory risks, including sanctions. For instance, pursuant to U.S. executive orders, U.S. persons are prohibited from engaging in transactions in publicly traded securities of certain companies that are determined to be linked to the military, intelligence and security apparatus of the People’s Republic of China. The prohibition also covers any securities that are derivative of, or are designed to provide investment exposure to, such securities. Actions taken by an index sponsor in response to any such developments could adversely affect the performance of the relevant basket asset and, as a result, the performance of the underlying basket and the market value of, and return on the Securities. Additionally, following certain events, if the calculation agent determines that a change in law has occurred or would have occurred but for a decision by its index sponsor to modify or reconstitute its index, then the calculation agent may, with respect to the affected basket asset, select a successor index, reference a replacement basket or use an alternative method of calculation, in each case, in a manner it considers appropriate. Alternatively, if the calculation agent determines that no successor index, replacement basket or alternative method of calculation would achieve an equitable result, it may deem such basket asset’s closing level on a trading day reasonably proximate to the date of such event to be its closing level on each applicable date. For additional information, see “Additional Terms of the Securities — Discontinuance of, Adjustments to, or Change in Law Affecting, a Basket Asset; Alteration of Method of Calculation” herein.

♦The Securities will not be adjusted for changes in exchange rates related to the U.S. dollar, which might affect the basket assets — Although the basket assets all include stocks that are traded in currencies other than the U.S. dollar, the Securities are denominated in U.S. dollars. The calculation of the amount payable on the Securities at maturity will not be adjusted for changes in the exchange rates between the U.S. dollar and any of the currencies in which such underlying constituents are denominated. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the levels of the basket assets and, accordingly, the market value of, and return on, the Securities. You will not benefit from any appreciation of the currencies in which underlying constituents are denominated relative to the U.S. dollar, which you would have had you owned such stocks directly.

♦The basket assets reflect price return, not total return — The return on your Securities is based on the performance of the underlying basket and, therefore, the basket assets, each of which reflects the changes in the market prices of its underlying constituents. None of the basket assets are a “total return” index or strategy, which, in addition to reflecting those price returns, would also reflect any dividends paid on the underlying constituents. The return on your Securities will not include such a total return feature or dividend component.

♦Changes affecting a basket asset could have an adverse effect on the market value of, and return on, the Securities — The policies of the sponsors of the basket assets (each, an “index sponsor”, and together, the “index sponsors”) as specified under “Information About the Underlying Basket and the Basket Assets” herein, concerning additions, deletions and substitutions of their underlying constituents and the manner in which the index sponsors take account of certain changes affecting those underlying constituents may adversely affect the level of the basket assets. The policies of an index sponsor with respect to the calculation of a basket asset could also adversely affect the level of such basket asset and, therefore, the level of the underlying basket. The index sponsors may discontinue or suspend calculation or dissemination of the basket assets. Any such actions could have an adverse effect on the market value of, and return on, the Securities.

♦BNS and the Agents cannot control actions by the index sponsors or, except to the extent the common stock of the parent company of UBS is included in a basket asset, any underlying constituent issuer and none of the index sponsors or any other underlying constituent issuer have any obligation to consider your interests — None of BNS, UBS or our or their respective affiliates are affiliated with the index sponsors or have any ability to control or predict its actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the basket assets. In addition, except to the extent the common stock of UBS’ parent is included in the Swiss Market Index, none of BNS, UBS or our or their respective affiliates are affiliated with any underlying constituent issuer or have any ability to control or predict their actions or their public disclosure of information, whether contained in SEC filings or otherwise. None of the index sponsors or any other underlying constituent issuer are involved in the Securities offering in any way and none have any obligation to consider your interest as an owner of the Securities in taking any actions that might affect the market value of, and return on, the Securities.

Risks Relating to Estimated Value and Liquidity

♦BNS’ initial estimated value of the Securities at the time of pricing (when the terms of your Securities were set on the trade date) is lower than the issue price of the Securities — BNS’ initial estimated value of the Securities is only an estimate. The issue price of the Securities exceeds BNS’ initial estimated value. The difference between the issue price of the Securities and BNS’ initial estimated value reflects costs associated with selling and structuring the Securities, as well as hedging its obligations under the Securities. Therefore, the economic terms of the Securities are less favorable to you than they would have been if these expenses had not been paid or had been lower.

♦Neither BNS’ nor SCUSA’s estimated value of the Securities at any time is determined by reference to credit spreads or the borrowing rate BNS would pay for its conventional fixed-rate debt securities — BNS’ initial estimated value of the Securities and SCUSA’s estimated value of the Securities at any time are determined by reference to BNS’ internal funding rate. The internal funding rate used in the determination of the estimated value of the Securities generally represents a discount from the credit spreads for BNS’ conventional fixed-rate debt securities and the borrowing rate BNS would pay for its conventional fixed-rate debt securities. This discount is based on, among other things, BNS’ view of the funding value of the Securities as well as the higher issuance, operational and ongoing liability management costs of the Securities in comparison to those costs for BNS’ conventional fixed-rate debt. If the interest rate implied by the credit spreads for BNS’ conventional fixed-rate debt securities, or the borrowing rate BNS would pay for its conventional fixed-rate debt securities were to be used, BNS would expect the economic terms of the Securities to be more favorable to you. Consequently, the use of an internal funding rate for the Securities increases the estimated value of the Securities at any time and has an adverse effect on the economic terms of the Securities.

♦BNS’ initial estimated value of the Securities does not represent future values of the Securities and may differ from others’ (including SCUSA’s) estimates — BNS’ initial estimated value of the Securities was determined by reference to its internal pricing models when the terms of the Securities were set. These pricing models consider certain factors, such as BNS’ internal funding rate on the trade date, the expected term of the Securities, market conditions and other relevant factors existing at that time, and BNS’ assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions (including the pricing models and assumptions used by SCUSA) could provide valuations for the Securities that are different, and perhaps materially lower, from BNS’ initial estimated value. Therefore, the price at which SCUSA would buy or sell your Securities (if SCUSA makes a market, which it is not obligated to do) may be materially lower than BNS’ initial estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect.

♦The Securities have limited liquidity — The Securities will not be listed on any securities exchange or automated quotation system. Therefore, there may be little or no secondary market for the Securities. SCUSA and any other affiliates of BNS intend, but are not required, to make a market in the Securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Securities easily. Because we do not expect that other broker-dealers will participate in the secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which SCUSA is willing to purchase the Securities from you. If at any time SCUSA does not make a market in the Securities, it is likely that there would be no secondary market for the Securities. Accordingly, you should be willing to hold your Securities to maturity.

♦The price at which SCUSA would buy or sell the Securities (if SCUSA makes a market, which it is not obligated to do) will be based on SCUSA’s estimated value of the Securities and may be greater than BNS’ valuation of the Securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements — SCUSA’s estimated value of the Securities is determined by reference to its pricing models and takes into account BNS’ internal funding rate. The price at which SCUSA would initially buy or sell the Securities in the secondary market (if SCUSA makes a market, which it is not obligated to do) may exceed (i) SCUSA’s estimated value of the Securities at the time of pricing, (ii) any secondary market prices provided by unaffiliated dealers, potentially including UBS, and (ii) depending on your broker, the valuation provided on your customer account statement. The price that SCUSA may initially offer to buy such Securities following issuance will exceed the valuations indicated by its internal pricing models due to the inclusion for a limited period of time of the aggregate value of the costs associated with structuring and selling the Securities, including the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in any secondary market price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any).” Thereafter, if SCUSA buys or sells the Securities it will do so at prices that reflect the estimated value determined by reference to SCUSA’s pricing models at that time. The price at which SCUSA will buy or sell the Securities at any time also will reflect its then current bid and ask spread for similar sized trades of structured notes. The temporary positive differential relative to SCUSA’s internal pricing models arises from requests from and arrangements made by BNS and the Agents. As described above, SCUSA and its affiliates intend, but are not required, to make a market for the Securities and may stop making a market at any time. SCUSA reflects this temporary positive differential on its customer account statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers, including UBS.

SCUSA’s pricing models consider certain variables, including principally BNS’ internal funding rate, interest rates (forecasted, current and historical rates), volatility of the basket assets, price-sensitivity analysis and the time to maturity of the Securities. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your Securities in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of the Securities determined by reference to SCUSA’s models, taking into account BNS’ internal funding rate, due to, among other things, any differences in pricing models or assumptions used by others. If SCUSA calculated its estimated value of the Securities by reference to BNS’ credit spreads or the borrowing rate BNS would pay for its conventional fixed-rate debt securities (as opposed to BNS’ internal funding rate), the price at which SCUSA would buy or sell the Securities (if SCUSA makes a market, which it is not obligated to do) could be significantly lower.

In addition to the factors discussed above, the value and quoted price of the Securities at any time will reflect many factors and cannot be predicted. If SCUSA makes a market in the Securities, the price quoted by SCUSA would reflect any changes in market conditions and other relevant factors, including any deterioration in BNS’ creditworthiness or perceived creditworthiness. These changes may adversely affect the value of the Securities, including the price you may receive for the Securities in any market making transaction. To the extent that SCUSA makes a market in the Securities, the quoted price will reflect the estimated value determined by reference to SCUSA’s pricing models at that time, plus or minus SCUSA’s then current bid and ask spread for similar sized trades of structured notes (and subject to the declining excess amount described above). Furthermore, if you sell your Securities, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your Securities in a secondary market sale.

♦The price of the Securities prior to maturity will depend on a number of factors and may be substantially less than the principal amount — Because structured notes, including the Securities, can be thought of as having a debt component and a derivative component, factors that influence the values of debt instruments and options and other derivatives will also affect the terms and features of the Securities at issuance and the market price of the Securities prior to maturity. Some of these factors include, but are not limited to: (i) actual or anticipated changes in the level of the underlying basket (and the levels of the basket assets) over the full term of the Securities, (ii) volatility of the levels of the basket assets and the prices of the underlying constituents and the market's perception of future volatility of the foregoing, (iii) changes in interest rates generally, (iv) any actual or anticipated changes in our credit ratings or credit spreads, (v) dividend yields on the underlying constituents and (vi) time remaining to maturity. In particular, because the provisions of the Securities relating to the payment at maturity behave like options, the value of the Securities will vary in ways which are non-linear and may not be intuitive.

Depending on the actual or anticipated level of the underlying basket (and therefore the levels of the basket assets) and other relevant factors, the market value of the Securities may decrease and you may receive substantially less than the principal amount if you sell your Securities prior to maturity regardless of the level of the underlying basket at such time.

Risks Relating to Hedging Activities and Conflicts of Interest

♦Hedging activities by BNS and UBS may negatively impact investors in the Securities and cause our respective interests and those of our clients and counterparties to be contrary to those of investors in the Securities — We or one of our affiliates, and UBS or one of its affiliates, have hedged or will hedge our obligations under the Securities. Such hedging transactions may include entering into swap or similar agreements, purchasing shares of the underlying constituents and/or purchasing futures, options and/or other instruments linked to the basket assets and/or one or more of the underlying constituents. We, UBS or one or more of our or their respective affiliates also expects to adjust the hedge by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to the basket assets and/or one or more of the underlying constituents, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before the final valuation date. We, UBS or one or more of our or their respective affiliates may also enter into, adjust and unwind hedging transactions relating to other basket- or index-linked securities whose returns are linked to changes in the level of the underlying basket (and the levels of the basket assets) and/or one or more of the underlying constituents. Any of these hedging activities may adversely affect the level of the underlying basket (and the levels of the basket assets) — directly or indirectly by affecting the price of the underlying constituents — and therefore the market value of the Securities and the amount you will receive, if any, on the Securities.

Because UBS, or one of its affiliates, is to conduct hedging activities for us in connection with the Securities, UBS, or its affiliate may profit in connection with such hedging activities. Such profit, if any, will be in addition to the compensation that UBS, or its affiliate, receives for the sale of the Securities to you. You should be aware that the potential to earn fees in connection with hedging activities may create a further incentive for UBS to sell the Securities to you in addition to the compensation they would receive for the sale of the Securities.

You should expect that these transactions will cause BNS and UBS or our or their respective affiliates, or our or their respective clients or counterparties, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the Securities. None of BNS, UBS or any of our or their respective affiliates will have any obligation to take, refrain from taking or cease taking any action with respect to these transactions based on the potential effect on an investor in the Securities, and any of the foregoing may receive substantial returns with respect to these hedging activities while the market value of, and return on, the Securities declines.

♦We, the Agents and our or their respective affiliates regularly provide services to, or otherwise have business relationships with, a broad client base, which has included and may include us and the underlying constituent issuers and the market activities by us, the Agents or our or their respective affiliates for our or their own respective accounts or for our or their respective clients could negatively impact investors in the Securities — We, the Agents and our or their respective affiliates regularly provide a wide range of financial services, including financial advisory, investment advisory and transactional services to a substantial and diversified client base. As such, we each may act as an investor, investment banker, research provider, investment manager, investment advisor, market maker, trader, prime broker or lender. In those and other capacities, we, the Agents and/or our or their respective affiliates purchase, sell or hold a broad array of investments, actively trade securities (including the Securities or other securities that we have issued), the underlying constituents, derivatives, loans, credit default swaps, indices, baskets and other financial instruments and products for our or their own respective accounts or for the accounts of our or their respective customers, and we will have other direct or indirect interests, in those securities and in other markets that may not be consistent with your interests and may adversely affect the level of the basket assets and/or the value of the Securities. You should assume that we or they will, at present or in the future, provide such services or otherwise engage in transactions with, among others, us and the underlying constituent issuers, or transact in securities or instruments or with parties that are directly or indirectly related to these entities. These services could include making loans to or equity investments in those companies, providing financial advisory or other investment banking services, or issuing research reports. Any of these financial market activities may, individually or in the aggregate, have an adverse effect on the level of the basket assets and the market for your Securities, and you should expect that our interests and those of the Agents and/or our or their respective affiliates, clients or counterparties, will at times be adverse to those of investors in the Securities.

You should expect that we, the Agents, and our or their respective affiliates, in providing these services, engaging in such transactions, or acting for our or their own respective accounts, may take actions that have direct or indirect effects on the Securities or other securities that we may issue, the underlying constituents or other securities or instruments similar to or linked to the foregoing, and that such actions could be adverse to the interests of investors in the Securities. In addition, in connection with these activities, certain personnel within us, the Agents or our or their respective affiliates may have access to confidential material non-public information about these parties that would not be disclosed to investors in the Securities.

We, the Agents and our or their respective affiliates regularly offer a wide array of securities, financial instruments and other products into the marketplace, including existing or new products that are similar to the Securities or other securities that we may issue, the underlying constituents or other securities or instruments similar to or linked to the foregoing. Investors in the Securities should expect that we, the Agents and our or their respective affiliates offer securities, financial instruments, and other products that may compete with the Securities for liquidity or otherwise.

♦Potential impact on price by BNS or the Agents — Trading or transactions by BNS, the Agents or our or their respective affiliates in the underlying constituents, listed and/or over-the-counter options, futures or other instruments with returns linked to the performance of the basket assets or any underlying constituent may adversely affect the performance of the basket assets or applicable underlying constituent and, therefore, the market value of, and return on, the Securities. See “— Risks Relating to Hedging Activities and Conflicts of Interest — Hedging activities by BNS and UBS may negatively impact investors in the Securities and cause our respective interests and those of our clients and counterparties to be contrary to those of investors in the Securities” for additional information regarding hedging-related transactions and trading.

♦The calculation agent will have significant discretion with respect to the Securities, which may be exercised in a manner that is adverse to your interests — The calculation agent will be an affiliate of BNS. The calculation agent will determine whether the Securities are automatically called, any call return payable to you on the call settlement date and the payment at maturity of the Securities based on observed closing asset levels of the basket assets. The calculation agent can postpone the determination of the closing asset level or the final basket level (and therefore the related call settlement date or maturity date, as applicable) if a market disruption event occurs and is continuing with respect to a basket asset on the observation date or the final valuation date, as applicable.

♦Potentially inconsistent research, opinions or recommendations by BNS or the Agents — BNS, the Agents and our or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by BNS, the Agents or our or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the basket assets to which the Securities are linked.

Risks Relating to General Credit Characteristics

♦Credit risk of BNS — The Securities are senior unsecured debt obligations of BNS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal at maturity, depends on the ability of BNS to satisfy its obligations as they come due. As a result, BNS’ actual and perceived creditworthiness may affect the market value of the Securities. If BNS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire investment in the Securities.

♦BNS is subject to the resolution authority under the CDIC Act — Although the Securities are not bail-inable debt securities under the CDIC Act, as described elsewhere in this pricing supplement, BNS remains subject generally to Canadian bank resolution powers under the CDIC Act. Under such powers, the Canada Deposit Insurance Corporation may in certain circumstances take actions that could negatively impact holders of the Securities and result in a loss on your investment. See “Risk Factors — Risks Related to the Bank’s Debt Securities” in the accompanying prospectus for more information.

Risks Relating to Canadian and U.S. Federal Income Taxation

♦Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your tax advisor about your tax situation. See “Material Canadian Income Tax Consequences” and “What Are the Tax Consequences of the Securities?” herein.

Hypothetical Examples and Return Table of the Securities at Maturity

The below examples and table are based on hypothetical terms. The actual terms are indicated on the cover hereof.

The examples and table below illustrate the payment upon an automatic call or at maturity for a $10 Security on a hypothetical offering of the Securities, with the following assumptions (amounts may have been rounded for ease of analysis):

Term:	Approximately 5 years
Initial Basket Level:	100
Autocall Barrier:	100 (which is equal to 100.00% of the Initial Basket Level)
Downside Threshold:	75.00 (75.00% of the Initial Basket Level)
Call Return Rate:	14.00%
Upside Gearing:	1.75
Range of Basket Return:	-100% to 40%

Example 1: The Basket Closing Level is equal to or greater than the Autocall Barrier on the Observation Date.

Date	Basket Closing Level	Payment (per Security)
Observation Date	120 (equal to or greater than Autocall Barrier)	$11.40 (Call Price)
	Total Payment:	$11.40 (14.00% total return)

Because the Securities are subject to an automatic call on the observation date (which is approximately one year after the trade date), BNS will pay on the call settlement date a total of $11.40 per Security (reflecting your principal amount plus the call return), for a total return of 14.00% on the Securities. You will not receive any further payments on the Securities. Although the basket closing level on the observation date appreciated by 20.00% from the initial basket level, because the Securities are subject to an automatic call, the total return on the Securities is limited to the call return of 14.00% and you will not participate in any appreciation in the basket closing level from its initial basket level and you will not benefit from the upside gearing.

Example 2: The Securities are NOT subject to an Automatic Call and the Basket Return is 1%.

Date	Basket Closing Level	Payment (per Security)
Observation Date	92 (less than Autocall Barrier)	$0.00
Final Valuation Date	101 (equal to or greater than Initial Basket Level)	$10.00 × (1 + Basket Return × Upside Gearing)
= $10.00 × (1 + 1% × 1.75)
= $10.00 × (1 + 1.75%)
= $10.175 (Payment at Maturity)
	Total Payment:	$10.175 (1.75% total return)

Because the Securities are not subject to an automatic call and the basket return is positive, the payment at maturity per Security will be $10.175 (reflecting your principal amount plus a return equal to the basket return multiplied by the upside gearing), for a total return of 1.75%. Because the basket return multiplied by the upside gearing is less than the call return rate, your return is less than it would have been if the Securities were subject to an automatic call.

Example 3: The Securities are NOT subject to an Automatic Call, the Basket Return is -15% and the Final Basket Level is equal to or greater than the Downside Threshold.

Date	Basket Closing Level	Payment (per Security)
Observation Date	95 (less than Autocall Barrier)	$0.00
Final Valuation Date	85 (less than Initial Basket Level; equal to or greater than Downside Threshold)	$10.00 (Payment at Maturity)
	Total Payment:	$10.00 (0.00% total return)

Because the Securities are not subject to an automatic call, the basket return is zero or negative and the final basket level is equal to or greater than the downside threshold, the payment at maturity per Security will be equal to the principal amount of $10.00 (reflecting your principal amount), for a total return of 0.00%.

Example 4: The Securities are NOT subject to an Automatic Call, the Basket Return is -60% and the Final Basket Level is less than the Downside Threshold.

Date	Basket Closing Level	Payment (per Security)
Observation Date	70 (less than Autocall Barrier)	$0.00
Final Valuation Date	40 (less than Downside Threshold)	= $10.00 × (1 + -60.00%)
= $10.00 × 0.40
= $4.00 (Payment at Maturity)
	Total Payment:	$4.00 (60.00% loss)

Because the Securities are not subject to an automatic call, the basket return is negative and the final basket level is less than the downside threshold, the payment at maturity per Security will be $4.00, for a loss of 60.00%.

In this scenario, you will suffer a percentage loss on your principal amount equal to the basket return and, in extreme situations, you could lose your entire investment in the Securities.

Hypothetical Payment at Maturity if the Securities are NOT Subject to an Automatic Call

Underlying Basket		Payment and Return at Maturity
Final Basket Level	Basket Return	Payment at Maturity	Security Total Return at Maturity
140.00	40.00%	$17.000	70.00%
130.00	30.00%	$15.250	52.50%
120.00	20.00%	$13.500	35.00%
110.00	10.00%	$11.750	17.50%
105.00	5.00%	$10.875	8.75%
100.00	0.00%	$10.000	0.00%
90.00	-10.00%	$10.000	0.00%
80.00	-20.00%	$10.000	0.00%
75.00	-25.00%	$10.000	0.00%
70.00	-30.00%	$7.000	-30.00%
60.00	-40.00%	$6.000	-40.00%
50.00	-50.00%	$5.000	-50.00%
25.00	-75.00%	$2.500	-75.00%
0.00	-100.00%	$0.000	-100.00%

Investing in the Securities involves significant risks. You may lose a significant portion or all of your investment in the Securities. Specifically, if the Securities are not subject to an automatic call and the final basket level is less than the downside threshold, you will lose a percentage of your principal amount equal to the basket return and, in extreme situations, you could lose all of your investment in the Securities. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of BNS. If BNS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment in the Securities.

Information About the Underlying Basket and the Basket Assets

All disclosures contained in this document regarding the underlying basket and each basket asset is derived from publicly available information. BNS has not conducted any independent review or due diligence of any publicly available information with respect to any such information. You should make your own investigation into the underlying basket and basket assets.

Included on the following pages is a brief description of the underlying basket and basket assets. This information has been obtained from publicly available sources. Set forth below are graphs that illustrate the past performance for each of the basket assets and a hypothetical underlying basket, in each case for the period indicated. We obtained the past performance information set forth below from Bloomberg Professional® service (“Bloomberg”). BNS has not conducted any independent review or due diligence of any publicly available information obtained from Bloomberg. You should not take the historical levels of the basket assets (or the hypothetical historical performance of the underlying basket) as an indication of future performance.

The Underlying Basket

Because the underlying basket is a newly created basket, there is no actual historical information about the basket closing levels as of the date hereof. Therefore, the hypothetical basket closing levels of the underlying basket below are calculated based on publicly available information for each basket asset as reported by Bloomberg without independent verification. We have not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. The hypothetical basket closing level has fluctuated in the past and may, in the future, experience significant fluctuations. The actual initial basket level was set to 100.00 on the trade date. Any hypothetical historical upward or downward trend in the basket closing level during any period shown below is not an indication that the value of the underlying basket is more or less likely to increase or decrease at any time during the term of the Securities.

Hypothetical Historical Basket Performance

The graph below illustrates the hypothetical performance of the underlying basket from January 1, 2021 through April 28, 2026, based on the daily closing levels of the basket assets, assuming the basket closing level was 100 on January 1, 2021 and calculated in the same way with respect to each date as the level of the underlying basket will be calculated on the observation date and, if applicable, the final valuation date.

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EURO STOXX 50® Index (“SX5E”)

We have derived all information contained herein regarding the EURO STOXX 50® Index (“SX5E”), including without limitation, its make-up, method of calculation and changes in its underlying constituents from publicly available information. Such information reflects the policies of, and is subject to change by, STOXX Limited (“STOXX” or its “index sponsor”), and/or its affiliates.

The SX5E is a free-float market capitalization-weighted index of 50 European blue-chip stocks. The 50 stocks included in the SX5E trade in euros, and are allocated based on their country of incorporation, primary listing and largest trading volume, to one of the following countries: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. Please see “Indices — The EURO STOXX 50® Index” in the accompanying underlier supplement for additional information regarding the SX5E, its index sponsor and our license agreement with respect to the SX5E. Additional information regarding the SX5E, including its sectors, sector weightings and top underlying constituents, may be available on STOXX’s website.

Historical Information

The graph below illustrates the performance of the SX5E for the period from January 1, 2016 through April 28, 2026, based on the daily closing levels as reported by Bloomberg, without independent verification. The closing level of the SX5E on April 28, 2026 was 5,836.10.

Nikkei 225 Index (“NKY”)

We have derived all information contained herein regarding the Nikkei 225 Index (“NKY”), including without limitation, its make-up, method of calculation and changes in its underlying constituents from publicly available information. Such information reflects the policies of, and is subject to change by, Nikkei Inc. (“Nikkei” or its “index sponsor”), and/or its affiliates.

The NKY is a stock index that measures the composite price performance of selected Japanese stocks. The NKY is based on 225 underlying stocks listed in the First Section of the Tokyo Stock Exchange, representing a broad cross-section of Japanese industries. Please see “Indices — The Nikkei 225 Index” in the accompanying underlier supplement for additional information regarding the NKY, its index sponsor and our license agreement with respect to the NKY. Additional information regarding the NKY, including its sectors, sector weightings and top underlying constituents, may be available on Nikkei’s website.

Historical Information

The graph below illustrates the performance of the NKY for the period from January 1, 2016 through April 28, 2026, based on the daily closing levels as reported by Bloomberg, without independent verification. The closing level of the NKY on April 28, 2026 was 59,917.46.

FTSE® 100 Index (“UKX”)

We have derived all information contained herein regarding the FTSE® 100 Index (“UKX”), including without limitation, its make-up, method of calculation and changes in its underlying constituents from publicly available information. Such information reflects the policies of, and is subject to change by, FTSE Russell (“FTSE” or its “index sponsor”), and/or its affiliates.

The UKX is a market capitalization-weighted index of the 100 most highly capitalized U.K.-listed blue chip companies traded on the London Stock Exchange. Please see “Indices — The FTSE® 100 Index” in the accompanying underlier supplement for additional information regarding the UKX, its index sponsor and our license agreement with respect to the UKX. Additional information regarding the UKX, including its sectors, sector weightings and top underlying constituents, may be available on FTSE’s website.

Historical Information

The graph below illustrates the performance of the UKX for the period from January 1, 2016 through April 28, 2026, based on the daily closing levels as reported by Bloomberg, without independent verification. The closing level of the UKX on April 28, 2026 was 10,332.79.

Swiss Market Index (“SMI”)

We have derived all information contained herein regarding the Swiss Market Index (“SMI”), including without limitation, its make-up, method of calculation and changes in its underlying constituents from publicly available information. Such information reflects the policies of, and is subject to change by, SIX Group Ltd. (“SIX Group” or its “index sponsor”), and/or its affiliates.

The SMI is a price return float-adjusted market capitalization-weighted index of the 20 largest stocks traded on the SIX Swiss Exchange. The SMI represents more than 75% of the free-float-market capitalization of the entire Swiss market. Please see “Indices — The Swiss Market Index” in the accompanying underlier supplement for additional information regarding the SMI, its index sponsor and our license agreement with respect to the SMI. Additional information regarding the SMI, including its sectors, sector weightings and top underlying constituents, may be available on SIX Group’s website.

Historical Information

The graph below illustrates the performance of the SMI for the period from January 1, 2016 through April 28, 2026, based on the daily closing levels as reported by Bloomberg, without independent verification. The closing level of the SMI on April 28, 2026 was 13,147.94.

S&P/ASX 200 Index (“AS51”)

We have derived all information contained herein regarding the S&P/ASX 200 Index (“AS51”), including without limitation, its make-up, method of calculation and changes in its underlying constituents from publicly available information. Such information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P” or its “index sponsor”), and/or its affiliates.

The AS51 includes 200 companies and covers approximately 80% of the Australian equity market by float-adjusted market capitalization. As discussed in the accompanying underlier supplement, the AS51 is not limited solely to companies having their primary operations or headquarters in Australia or to companies having their primary listing on the Australian Securities Exchange. Please see “Indices — The S&P/ASX 200 Index” in the accompanying underlier supplement for additional information regarding the AS51, its index sponsor and our license agreement with respect to the AS51. Additional information regarding the AS51, including its sectors, sector weightings and top underlying constituents, may be available on S&P’s website.

Historical Information

The graph below illustrates the performance of the AS51 for the period from January 1, 2016 through April 28, 2026, based on the daily closing levels as reported by Bloomberg, without independent verification. The closing level of the AS51 on April 28, 2026 was 8,710.674.

What Are the Tax Consequences of the Securities?

The U.S. federal income tax consequences of your investment in the Securities are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the Securities. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences”, in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the Securities, and the following discussion is not binding on the IRS.

U.S. Tax Treatment. Pursuant to the terms of the Securities, BNS and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize your Securities as prepaid derivative contracts with respect to the underlying basket. If your Securities are so treated, you should generally recognize long-term capital gain or loss if you hold your Securities for more than one year (and, otherwise, short-term capital gain or loss) upon the taxable disposition (including cash settlement) of your Securities, in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Securities. The deductibility of capital losses is subject to limitations.

Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat your Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the Securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences”, in the accompanying product supplement.

Section 1297. We will not attempt to ascertain whether any underlying constituent issuer would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply to U.S. holders upon the taxable disposition of the Securities. U.S. holders should refer to information filed with the SEC or an equivalent governmental authority by such entities and consult their tax advisors regarding the possible consequences to them if any such entity is or becomes a PFIC.

Except to the extent otherwise required by law, BNS intends to treat your Securities for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement, unless and until such time as the Treasury and the IRS determine that some other treatment is more appropriate.

Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the Securities. According to Notice 2008-2, the IRS and the Treasury are considering whether a holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. According to the Notice, the IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” or “undistributed net investment income” in the case of an estate or trust, which may include any income or gain realized with respect to the Securities, to the extent of their net investment income or undistributed net investment income (as the case may be) that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors as to the consequences of the 3.8% Medicare tax.

Specified Foreign Financial Assets. U.S. holders may be subject to reporting obligations with respect to their Securities if they do not hold their Securities in an account maintained by a financial institution and the aggregate value of their Securities and certain other “specified foreign financial assets” (applying certain attribution rules) exceeds an applicable threshold. Significant penalties can apply if a U.S. holder is required to disclose its Securities and fails to do so.

Non-U.S. Holders. Subject to Section 897 of the Code and Section 871(m) of the Code, and FATCA, each as discussed below, if you are a non-U.S. holder you should generally not be subject to U.S. withholding tax with respect to payments on your Securities or to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities if you comply with certain certification and identification requirements as to your non-U.S. status (by providing us (and/or the applicable withholding agent) with a fully completed and duly executed applicable IRS Form W-8). Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain realized from the taxable disposition of a Security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by you in the U.S., (ii) you are a non-resident alien individual and are present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) you have certain other present or former connections with the U.S.

Section 897. We will not attempt to ascertain whether any underlying constituent issuer would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the Securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any such entity and/or the Securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain realized by a non-U.S. holder in respect of the Securities upon a taxable disposition of the Securities to U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any such entity as a USRPHC and/or the Securities as USRPI.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2027.

Based on the nature of the basket assets and our determination that the Securities are not “delta-one” with respect to the underlying basket or any basket asset or underlying constituents, our special U.S. tax counsel is of the opinion that the Securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations on the date the terms of the Securities are set. If withholding is required, we will not make payments of any additional amounts.

Nevertheless, after the date the terms are set, it is possible that your Securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the underlying basket, any basket asset or underlying constituent or your Securities, and following such occurrence your Securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the Securities under these rules if you enter, or have entered, into other transactions in respect of the underlying basket, any basket asset or underlying constituent or the Securities. If you enter, or have entered, into other transactions in respect of the underlying basket, any basket asset or underlying constituent or the Securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your Securities in the context of your other transactions.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the Securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the Securities.

FATCA. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits and income, and the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account at the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments”, will not apply to gross proceeds on a sale or disposition, and will apply to certain foreign passthru payments only to the extent that such payments are made after the date that is two years after final regulations defining the term “foreign passthru payment” are published. If withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.

Investors should consult their tax advisors about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their Securities through a foreign entity) under the FATCA rules.

Backup Withholding and Information Reporting. The proceeds received from a taxable disposition of the Securities will be subject to information reporting unless you are an “exempt recipient” and may also be subject to backup withholding at the rate specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer number, if you are a U.S. holder) or meet certain other conditions.

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

U.S. Federal Estate Tax Treatment of Non-U.S. Holders. A Security may be subject to U.S. federal estate tax if an individual non-U.S. holder holds the Security at the time of his or her death. The gross estate of a non-U.S. holder domiciled outside the U.S. includes only property situated in the U.S. Individual non-U.S. holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the Securities at death.

Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the Securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.

It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your Securities.

Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the Securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction (including that of BNS and those of the underlying constituent issuers).

Material Canadian Income Tax Consequences

See “Supplemental Discussion of Canadian Tax Consequences” in the accompanying product supplement. In addition to the assumptions, limitations and conditions described therein, such discussion assumes that no amount paid or payable to a Non-Resident Holder will be the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of paragraph 18.4(3)(b) of the Act.

On January 29, 2026, the Department of Finance Canada released for consultation proposed amendments (the “January 29th Tax Proposals”) that would amend paragraph 18.4(3)(b) of the Act, and introduce other consequential amendments. Such discussion further assumes that these proposals will not apply to amounts payable to a holder in respect of the Securities. However, there can be no assurance in this regard. Investors should note that the January 29th Tax Proposals are highly complex, and there remains significant uncertainty as to their interpretation and application.

Additional Terms of the Securities

The sections “General Terms of the Notes — Market Disruption Events” and “— Unavailability of the Closing Value of a Reference Asset; Adjustments to a Reference Asset — Unavailability of the Closing Value of a Reference Index; Alternative Calculation Methodology” in the accompanying product supplement are superseded and replaced in their entirety with the corresponding sections below.

Market Disruption Events

The calculation agent will determine the closing level of each basket asset, and thereafter the corresponding basket closing level, autocall barrier, downside threshold, basket return and/or any other relevant term, as applicable (the “applicable level”) and whether the basket closing level is equal to or greater than the autocall barrier on the observation date and/or whether the final basket level of the underlying basket is greater than, less than, or equal to the initial basket level and/or downside threshold on the final valuation date. If the calculation agent determines that, on the observation date or the final valuation date, as applicable, a market disruption event has occurred or is continuing with respect to a basket asset, such date may be postponed. If such a postponement occurs, the calculation agent will determine the closing level by reference to the closing level for the disrupted basket asset on the first trading day on which no market disruption event occurs or is continuing with respect to such basket asset. In no event, however, will the observation date or the final valuation date be postponed by more than eight trading days. If the observation date or the final valuation date is postponed to the last possible day, but a market disruption event with respect to a basket asset occurs or is continuing on that day, the calculation agent will nevertheless determine the closing level of such basket asset on such day. In such an event, the calculation agent will estimate the closing level that would have prevailed for such basket asset in the absence of the market disruption event and, thereafter, will determine the basket closing level.

If the calculation agent postpones the observation date or the final valuation date, the corresponding payment date will be postponed to maintain the same number of business days between the observation date or final valuation date, as applicable, and the corresponding payment date as existed prior to the postponement.

Notwithstanding the occurrence of one or more of the events below, which may constitute a market disruption event, the calculation agent may waive its right to postpone the observation date or final valuation date if it determines that one or more of the below events has not and is not likely to materially impair its ability to determine the basket closing level on such date.

A market disruption event for a particular basket asset included in the underlying basket will not necessarily be a market disruption event for another basket asset included in the underlying basket. If, on the originally scheduled observation date or final valuation date, no market disruption event with respect to one or more basket assets occurs or is continuing, then the determination of the closing level relating to such basket asset(s) will be made on the originally scheduled observation date or final valuation date, as applicable, irrespective of the occurrence of a market disruption event with respect to one or more of the other basket assets.

Any of the following will be a “market disruption event” with respect to a basket asset, in each case as determined by the calculation agent:

➢a suspension, absence or material limitation of trading in a material number of underlying constituents (including without limitation any option or futures contract), for more than two hours of trading or during the one hour before the close of trading in the applicable market or markets for such underlying constituents;

➢a suspension, absence or material limitation of trading in option or futures contracts relating to the basket asset or to a material number of underlying constituents in the primary market or markets for those contracts;

➢any event that disrupts or impairs the ability of market participants in general (i) to effect transactions in, or obtain market values for a material number of underlying constituents or (ii) to effect transactions in, or obtain market values for, futures or options contracts relating to the basket asset or a material number of underlying constituents in the primary market or markets for those options or contracts;

➢a change in the settlement price of any option or futures contract included in the basket asset by an amount equal to the maximum permitted price change from the previous day’s settlement price;

➢the settlement price is not published for any individual option or futures contract included in the basket asset;

➢the basket asset is not published; or

➢in any other event, if the calculation agent determines that the event materially interferes with our ability, UBS’ ability or the ability of any of our respective affiliates to (1) maintain or unwind all or a material portion of a hedge with respect to the Securities that we, UBS or our respective affiliates have effected or may effect or (2) effect trading in the underlying constituents and instruments linked to the basket asset generally.

The following events will not be market disruption events with respect to the basket asset:

➢a limitation on the hours or numbers of days of trading in options or futures contracts relating to the basket asset or to a material number of underlying constituents in the primary market or markets for those contracts, but only if the limitation results from an announced change in the regular business hours of the applicable market or markets; and

➢a decision to permanently discontinue trading in the option or futures contracts relating to the basket asset, in any underlying constituents or in any option or futures contracts related to such underlying constituents.

For this purpose, an “absence of trading” in those options or futures contracts will not include any time when that market is itself closed for trading under ordinary circumstances.

Discontinuance of, Adjustments to, or Change in Law Affecting, a Basket Asset; Alteration of Method of Calculation

➢If an index sponsor discontinues publication of a basket asset; or

➢a change in law occurs with respect to a basket asset or one or more underlying constituents or an index sponsor otherwise modifies or reconstitutes a basket asset or one or more underlying constituents in response to what otherwise would have been a change in law, then the calculation agent may select a successor index. A “successor index” is an index that the calculation agent determines (i) is comparable to the affected basket asset and (ii) is not subject to a hedging restriction or any other legal or regulatory restriction prohibiting or restricting directly or indirectly, the investment in, or the sale, purchase beneficial ownership, holding or transfer of, or any other transaction or other dealing related to, such basket asset (or any underlying constituent) by any class of eligible potential purchasers of the Securities with respect to such successor index. A successor index is subject to a “hedging restriction” if BNS, UBS or any of our or their affiliates is subject to a trading restriction under our or their respective trading policies that would materially limit the ability of BNS, UBS or any of our or their affiliates to hedge the Securities with respect to such successor index. If the calculation agent selects a successor index, then the calculation agent will determine the applicable closing level of the applicable basket asset and/or any other relevant term, as applicable, and the amount payable, if any, on any payment date by reference to such successor index.

Alternatively, if the calculation agent determines that a change in law has occurred or that there is no successor index, then the calculation agent may instead make the necessary determination by reference to a group of stocks, physical commodities, options or futures contracts on physical commodities or another index or indices meeting the requirements (i) and (ii) in the above paragraph, as applicable, and will apply a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such basket asset (giving effect to any change in law).

In connection with a successor index or replacement basket the calculation agent may make adjustments in the method of calculating that index, the applicable level of the affected basket asset and/or any other relevant term, as applicable, that it believes are appropriate to offset, to the extent practical, any change in your economic position as a holder of the Securities resulting solely from such event to achieve an equitable result.

If the calculation agent determines that (i) any underlying constituents or the method of calculating the basket asset have been changed at any time in any respect that causes the level of the affected basket asset not to fairly represent the level of that basket asset had such changes not been made or that otherwise affects the calculation of the applicable level of the affected basket asset or any applicable payment on the Securities, (ii) a change in law has occurred with respect to a basket asset or any underlying constituent or (iii) an index sponsor has modified or reconstituted a basket asset or one or more underlying constituents in response to what otherwise would have been a change in law, then the calculation agent may make adjustments in the method of calculating that basket asset that it believes are appropriate to offset, to the extent practical, any change in your economic position as a holder of the Securities resulting solely from such event to achieve an equitable result.

Examples of any such changes that may cause the calculation agent to make the foregoing adjustment include, but are not limited to, additions, deletions or substitutions and any reweighting, rebalancing or reconstitution of the underlying constituents, changes made by the index sponsor under its existing policies or following a modification of those policies, changes due to a change in law or due to the publication of a successor index, changes due to events affecting one or more of the underlying constituents or their issuers or any other underlying constituents, as applicable, or changes due to any other reason. All determinations and adjustments to be made with respect to the applicable level and any applicable payment on the Securities or otherwise relating to the level of the affected basket asset will be made by the calculation agent.

If, following the occurrence of any such event, the calculation agent determines that no successor index, replacement basket or alternative method of calculation would be comparable to the original basket asset, then the calculation agent will deem the closing level of the original basket asset (or affected underlying constituents) on a trading day reasonably proximate to the date of such event to be its closing level on each remaining trading day to, and including, the final valuation date and will calculate the final basket level of the underlying basket giving effect to such deemed level(s).

Change in Law

If (1) one or more underlying constituents is listed or admitted for trading on a non-U.S. exchange or market and (2) the calculation agent determines that a “change in law” (as defined below) occurs, then the calculation agent may take the actions described herein under “— Discontinuance of, Adjustments to, or Change in Law Affecting, a Basket Asset; Alteration of Method of Calculation”.

A “change in law” will be triggered if due to a change in law event, as defined below, the direct or indirect sale, purchase, beneficial ownership, holding, or transfer of, or any other transaction or other dealing related to, a basket asset or an underlying constituent by (1) any class of eligible potential purchasers of the Securities or (2) BNS, UBS or any of our or their affiliates is prohibited, restricted or otherwise impaired or, after giving effect to any applicable liquidation, unwind or cure period, will be so affected as of a given date (such applicable date, the “change date”).

Any of the following may be determined by the calculation agent to be a “change in law event” with respect to a particular basket asset:

➢the adoption of or any change in any applicable law, regulation or order (including, for the avoidance of doubt and without limitation, adoption or promulgation of new regulations authorized or mandated by existing statute) or

➢the promulgation of or any change, announcement or statement of the formal or informal interpretation by any court, tribunal, regulatory or executive authority with competent jurisdiction of any applicable law, regulation or order

An event will not be a change in law event if the index sponsor of a basket asset publicly announces prior to the change date its intention to comply with the applicable change in law by removing any affected underlying constituents.

Additional Information Regarding Estimated Value of the Securities

On the cover page of this pricing supplement, BNS has provided the initial estimated value for the Securities. The initial estimated value was determined by reference to BNS’ internal pricing models, which take into consideration certain factors, such as BNS’ internal funding rate on the trade date and BNS’ assumptions about market parameters. For more information about the initial estimated value, see “Key Risks —Risks Relating to Estimated Value and Liquidity” herein.

The economic terms of the Securities are based on BNS’ internal funding rate, which is the rate BNS would pay to borrow funds through the issuance of similar market-linked securities, the underwriting discount and the economic terms of certain related hedging arrangements. Due to these factors, the original issue price you pay to purchase the Securities is greater than the initial estimated value of the Securities. BNS’ internal funding rate is typically lower than the rate BNS would pay when it issues conventional fixed rate debt securities as discussed further herein under “Key Risks — Risks Relating to Estimated Value and Liquidity — Neither BNS’ nor SCUSA’s estimated value of the Securities at any time is determined by reference to credit spreads or the borrowing rate BNS would pay for its conventional fixed-rate debt securities”. BNS’ use of its internal funding rate reduces the economic terms of the Securities to you.

We urge you to read the “Key Risks — Risks Relating to Estimated Value and Liquidity” in this pricing supplement for additional information.

Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)

SCUSA, our affiliate, has agreed to purchase the Securities at the principal amount and, as part of the distribution of the Securities, has agreed to sell the Securities to UBS at the discount specified on the cover hereof. UBS offered the Securities to the public at the issue price set forth on the cover hereof. In accordance with the terms of a distributor accession letter, UBS has been appointed as a distribution agent under the distribution agreement and has agreed to purchase Securities from BNS or its affiliates. At the time we issue the Securities, we will enter into certain hedging arrangements (which may include call options, put options or other derivatives) with UBS or one of its affiliates.

In addition, SCUSA and our other affiliates may use the accompanying product supplement, underlier supplement, prospectus supplement and prospectus to which this pricing supplement relates in market-making transactions after the initial sale of the Securities. While SCUSA intends to make a market in the Securities, it is under no obligation to do so and may discontinue any market-making activities at any time without notice. See “Key Risks — Risks Relating to Estimated Value and Liquidity — The Securities have limited liquidity” herein and the sections titled “Supplemental Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement and prospectus supplement for additional information.

Conflicts of Interest — SCUSA is an affiliate of BNS and, as such, has a “conflict of interest” in this offering within the meaning of the Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, BNS will receive the gross proceeds (excluding the underwriting discount) from the initial public offering of the Securities, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of FINRA Rule 5121. SCUSA is not permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

In the ordinary course of their various business activities, SCUSA, UBS and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of BNS. SCUSA, UBS and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Additionally, because UBS, or one of its affiliates, is to conduct hedging activities for us in connection with the Securities, UBS, or its affiliate may profit in connection with such hedging activities. Such profit, if any, will be in addition to the compensation that UBS, or its affiliate, receives for the sale of the Securities to you. You should be aware that the potential to earn fees in connection with hedging activities may create a further incentive for UBS to sell the Securities to you in addition to the compensation they would receive for the sale of the Securities. See “Key Risks — Risks Relating to Hedging Activities and Conflicts of Interest — Hedging activities by BNS and UBS may negatively impact investors in the Securities and cause our respective interests and those of our clients and counterparties to be contrary to those of investors in the Securities” herein for additional information.

SCUSA and its affiliates may offer to buy or sell the Securities in the secondary market (if any) at prices greater than BNS’ internal valuation — The value of the Securities at any time will vary based on many factors that cannot be predicted. However, the price (not including SCUSA’s or any affiliates’ customary bid-ask spreads) at which SCUSA or any affiliate would offer to buy or sell the Securities immediately after the trade date in the secondary market is expected to exceed the initial estimated value of the Securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 9 months after the trade date, provided that SCUSA may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, SCUSA and its affiliates intend, but are not required, to make a market for the Securities and may stop making a market at any time. For more information about secondary market offers and the initial estimated value of the Securities, see “Key Risks — Risks Relating to Estimated Value and Liquidity” herein.

Prohibition of Sales to EEA Retail Investors — The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the Securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Prohibition of Sales to United Kingdom Retail Investors — The only categories of person in the United Kingdom to whom this document may be distributed are those persons who (i) have professional experience in matters relating to investments falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”)), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, or (iii) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons in (i)-(iii) above together being referred to as “Relevant Persons”). This document is directed only at Relevant Persons and must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this document relates is available only to Relevant Persons and will be engaged in only with Relevant Persons. This document may only be provided to persons in the United Kingdom in circumstances where section 21(1) of FSMA does not apply to BNS. The Securities are not being offered to “retail investors” within the meaning of the Packaged Retail and Insurance-based Investment Products Regulations 2017 and accordingly no Key Information Document has been produced under these regulations.

Validity of the Securities

In the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, as special counsel to BNS, when the Securities offered by this pricing supplement have been executed and issued by BNS and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the Securities will be valid and binding obligations of BNS, enforceable against BNS in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Canadian law, Fried, Frank, Harris, Shriver & Jacobson LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by Osler, Hoskin & Harcourt LLP, Canadian legal counsel for BNS, in its opinion expressed below. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the Securities, authentication of the Securities and the genuineness of signatures and certain factual matters, all as stated in the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP dated October 9, 2024 filed with the SEC as Exhibit 5.3 to the Registration Statement on Form F-3 on October 9, 2024.

In the opinion of Osler, Hoskin & Harcourt LLP, the issue and sale of the Securities has been duly authorized by all necessary corporate action of BNS in conformity with the Indenture, and when the Securities have been duly executed, authenticated and issued in accordance with the Indenture, and delivered against payment therefor, the Securities will be validly issued and, to the extent validity of the Securities is a matter governed by the laws of the Province of Ontario or the federal laws of Canada applicable therein, will be valid obligations of BNS, subject to the following limitations (i) the enforceability of the Indenture may be limited by the Canada Deposit Insurance Corporation Act (Canada), the Winding-up and Restructuring Act (Canada) and bankruptcy, insolvency, reorganization, receivership, preference, moratorium, arrangement or winding-up laws or other similar laws affecting the enforcement of creditors’ rights generally; (ii) the enforceability of the Indenture may be limited by equitable principles, including the principle that equitable remedies such as specific performance and injunction may only be granted in the discretion of a court of competent jurisdiction; (iii) pursuant to the Currency Act (Canada) a judgment by a Canadian court must be awarded in Canadian currency and that such judgment may be based on a rate of exchange in existence on a day other than the day of payment; and (iv) the enforceability of the Indenture will be subject to the limitations contained in the Limitations Act, 2002 (Ontario), and such counsel expresses no opinion as to whether a court may find any provision of the Indenture to be unenforceable as an attempt to vary or exclude a limitation period under that Act. This opinion is given as of the date hereof and is limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein. In addition, this opinion is subject to customary assumptions about the Trustees’ authorization, execution and delivery of the Indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated October 9, 2024, which has been filed as Exhibit 5.2 to BNS’ Form F-3 filed with the SEC on October 9, 2024.